Exhibit 4.1

ChinaCache International Holdings Ltd.

and

American Stock Transfer & Trust Company, LLC

as Rights Agent

Rights Agreement

Dated as of May 9, 2018

i

EXHIBITS

Exhibit A —	Form of Rights Certificates
Exhibit B —	Form of Summary of Rights
Exhibit C —	Form of Certificate of Designation

ii

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of May 9, 2018 (this “Agreement”), between ChinaCache International Holdings Ltd., a company incorporated under the laws of the Cayman Islands (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent hereunder).

WITNESSETH:

WHEREAS, on May 9, 2018 (the “Rights Issuance Authorization Date”), the board of directors of the Company (the “Board”) authorized the grant of a right (each, a “Right,” and collectively, the “Rights”) for each Ordinary Share (as hereinafter defined) of the Company outstanding at the close of business on May 21, 2018 (the “Record Date”), each Right initially permitting the right of the holder thereof to acquire one one-hundredth of a Preferred Share (as hereinafter defined) (as such number may hereafter be adjusted pursuant to the provisions hereof), upon the terms and subject to the conditions set forth herein, having the rights, preferences and privileges set forth in the Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Shares, attached hereto as Exhibit C.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.          Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)          “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15 percent or more of the Ordinary Shares then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or of any of its Subsidiaries or any Person organized, appointed or established by the Company and holding Ordinary Shares for or pursuant to the terms of any such employee benefit or compensation plan, (ii) an Exempt Person, or (iii) any Person serving as a depositary or custodian regarding securities of the Company trading on a registered securities exchange.

Notwithstanding the foregoing, no Person shall become an Acquiring Person solely as the result of an acquisition of Ordinary Shares by the Company which, by reducing the number of Ordinary Shares outstanding, increases the percentage of the Ordinary Shares Beneficially Owned by such Person to 15 percent or more of the Ordinary Shares then outstanding; provided, however, that if a Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 15 percent or more of the Ordinary Shares then outstanding by reason of share acquisitions by the Company and, after such share acquisitions by the Company, becomes the Beneficial Owner of any additional Ordinary Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Ordinary Shares or pursuant to a split or subdivision of the outstanding Ordinary Shares), then such Person shall become an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional Ordinary Shares, such Person, together with all Affiliates and Associates of such Person, does not Beneficially Own 15 percent or more of the Ordinary Shares then outstanding.

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Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section, has become such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of the Ordinary Shares that would otherwise cause such Person to be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this section, or (ii) such Person was aware of the extent of the Ordinary Shares it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person divested or divests (including by entering into an agreement with the Company, which agreement is satisfactory to the Board in its sole discretion, to divest and subsequently divests in accordance with the terms of such agreement, without exercising or retaining any power, including voting power, with respect to such Ordinary Shares) as promptly as practicable a sufficient number of Ordinary Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section, then such Person shall not be deemed to be or have ever been an Acquiring Person for any purposes of this Agreement.

(b)          “Act” shall mean the United States Securities Act of 1933, as amended.

(c)          “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(d)          “ADS” shall mean American Depositary Shares, each of which represents sixteen Ordinary Shares of the Company, as may be adjusted from time to time. For purposes of this Agreement, an ADS is deemed to be a “voting security.”

(e)          “ADS Holder(s)” shall mean the owner and beneficial owner from time to time of ADS issued pursuant to the Deposit Agreement that are registered on the books of the Depositary.

(f)          “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(g)          “Agreement” shall have the meaning set forth in the preamble to this Agreement.

(h)          A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

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(i)          which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person), upon compliance with regulatory requirements or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, a Depositary Share or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as hereinafter defined), or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date (as hereinafter defined) or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; or

(ii)         which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)        which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company; provided, however, that any shareholder of the Company, with affiliate(s), associate(s) or other person(s) who may be deemed representatives of it serving as director(s) of the Company, shall not be deemed to beneficially own securities held by other Persons solely as a result of (i) Persons affiliated or otherwise associated with such shareholder serving as directors or taking any action in connection therewith, (ii) discussing the status of its shares with the Company or other shareholders of the Company similarly situated or (iii) voting or acting in a manner similar to other shareholders similarly situated, absent a specific finding by the Board of an express agreement among such shareholders to act in concert with one another as shareholders so as to cause, in the good faith judgment of the Board, each such shareholder to be the Beneficial Owner of the shares held by the other shareholder(s); provided, however, that nothing in this paragraph (f) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 90 days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of 90 days.

(i)          “Board” shall have the meaning set forth in the recitals of this Agreement.

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(j)          “Book Entry Shares” shall have the meaning set forth in Section 3(a) hereof.

(k)          “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(l)          “close of business” on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

(m)          “Company” shall have the meaning set forth in the preamble to this Agreement.

(n)          “Current Exchange Value” shall have the meaning determined in accordance with Section 24(c) hereof.

(o)          “Current Market Price” shall have the meaning determined in accordance with Section 11(d)(i) hereof.

(p)          “Current Value” shall mean the value of the Adjustment Shares issuable upon the exercise of a Right.

(q)          “Deposit Agreement” shall mean the Deposit Agreement dated as of September 30, 2010 among the Company, Citibank, N.A. and ADS Holders, as amended from time to time.

(r)          “Depositary” shall mean Citibank, N.A. or its successors or permitted assigns, in its capacity as depositary pursuant to the Deposit Agreement.

(s)          “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(t)          “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.

(u)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(v)         “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

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(w)          “Exempt Person” shall mean Consolidated Capital Holdings Ltd. and any of its Affiliates, so long as the number of Ordinary Shares beneficially owned by such Person(s), in the aggregate, does not exceed twenty percent of the Ordinary Shares then outstanding in the aggregate; provided that, such Person(s) shall remain an Exempt Person(s) to the extent that the number of Ordinary Shares beneficially owned by such Person(s) exceeds twenty percent as a result of a reduction in the number of Ordinary Shares outstanding due to repurchase of Ordinary Shares by the Company (or any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any employee benefit plan) unless and until such Person(s), after becoming aware that such Person(s) has exceeded the twenty percent (20%) ownership cap, acquire(s) Beneficial Ownership of any additional Ordinary Shares without prior written approval of the Board. For the avoidance of doubt, in no event shall an Exempt Person be deemed as an Acquiring Person if and to the extent such Exempt Person becomes the Beneficial Owner of additional Ordinary Shares with prior written approval of the Board.

(x)          “Expiration Date” shall mean the earliest to occur of (i) the close of business on the Final Expiration Date; (ii) the time at which the Rights are terminated as provided in Section 23 hereof; or (iii) the time at which the Board orders the exchange of the Rights as provided in Section 24 hereof.

(y)          “Final Expiration Date” shall mean May 9, 2021.

(z)          “NASDAQ” shall mean the National Association of Securities Dealers Automated Quotation System.

(aa)         “NYSE” shall mean the New York Stock Exchange.

(bb)         “Ordinary Shares” when used with reference to the Company shall mean the ordinary shares, par value $0.0001 per share, of the Company at the date hereof or any other shares resulting from successive changes or reclassifications of the ordinary shares. “Ordinary Shares” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

(cc)         “Ordinary Share Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(dd)         “Original Rights” shall have the meaning set forth in Section 1(h)(i) hereof.

(ee)         “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, association, syndicate or other equity and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement, have embarked on a common purpose or act.

(ff)         “Post-Event Transferee” shall have the meaning set forth in Section 7(e) hereof.

(gg)         “Pre-Event Transferee” shall have the meaning set forth in Section 7(e) hereof.

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(hh)         “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Shares, par value $0.0001 per share, of the Company, containing terms substantially as set forth in the terms of issue attached as Exhibit C hereto, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Shares authorized to permit the full exercise of the Rights, any other series of preferred shares of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Shares.

(ii)         “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(jj)         “Purchase Price” shall have the meaning set forth in Section 4(a) hereof.

(kk)         “Record Date” shall have the meaning set forth in the recitals of this Agreement.

(ll)         “Receipts” shall mean the American Depositary Receipts issued pursuant to the Deposit Agreement evidencing ADSs.

(mm)         “Rights” shall have the meaning set forth in the recitals of this Agreement.

(nn)         “Rights Agent” shall have the meaning set forth in the preamble of this Agreement.

(oo)         “Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.

(pp)         “Rights Issuance Authorization Date” shall have the meaning set forth in the recitals of this Agreement.

(qq)         “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.

(rr)         “Section 11(a)(ii) Trigger Date” shall mean any event described in Section 11(a)(iii) hereof.

(ss)         “Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

(tt)         “Share Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information that reveals the existence of an Acquiring Person.

(uu)         “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

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(vv)         “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of securities or other ownership interests having ordinary voting power sufficient to elect at least a majority of the directors or other Persons having similar functions of such corporation or other entity are at the time, directly or indirectly, beneficially owned, or otherwise controlled by such Person.

(ww)         “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(xx)        “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(yy)         “Trading Day” shall mean a day on which the principal national securities exchange on which a referenced security is listed or admitted to trading is open for the transaction of business or, if a referenced security is not listed or admitted to trading on any national securities exchange, a Business Day.

(zz)         “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

(aaa)        “Trust” shall have the meaning set forth in Section 24(e) hereof.

(bbb)        “Trust Agreement” shall have the meaning set forth in Section 24(e) hereof.

Section 2.          Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Ordinary Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

Section 3.          Issuance of Rights Certificates.

(a)          Until the earlier of (i) the close of business on the tenth Business Day after the Share Acquisition Date (or, if the tenth Business Day after the Share Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth Business Day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) and (c) of this Section 3) by the certificates for the Ordinary Shares registered in the names of the holders of the Ordinary Shares or, in the case of uncertificated Ordinary Shares registered in book entry form (“Book Entry Shares”), by entry in the register of members of the Company or by notation in book entry accounts reflecting the ownership of such Ordinary Shares (which certificates and Book Entry Shares, as applicable, will also be deemed to be Rights Certificates) and not by separate Right Certificates, and (y) the Rights (and the right to receive Rights Certificates) will be transferable only in connection with the transfer of the underlying Ordinary Shares (including a transfer to the Company).

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As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) (by mailing, in accordance with Section 26 or by such means as may be selected by the Company) to each registered holder of Ordinary Shares as of the close of business on the Distribution Date (other than any Acquiring Person or any of its Affiliates or Associates), at the address of such holder shown on the register of members of the Company or the transfer books of the transfer agent for the Ordinary Shares, one or more rights certificates, in substantially the form of Exhibit A hereto (the “Rights Certificate(s)”), evidencing one Right for each Ordinary Share so held, subject to adjustment as provided herein. Receipt of a Rights Certificate by any Person will not preclude a later determination that all or part of the Rights represented thereby are null and void pursuant to Section 7(e). To the extent that a Section 11(a)(ii) Event has also occurred, the Company may implement such procedures as it deems appropriate in its sole discretion to minimize the possibility that Rights are received by any Person whose Rights are null and void pursuant to Section 7(e). In the event that an adjustment in the number of Rights per Ordinary Share has been made pursuant to Section 11, then at the time of distribution of the Rights Certificates, the Company will make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed. As of and after the Distribution Date, the Rights will be evidenced solely by the Rights Certificates and may be transferred by the transfer of the Rights Certificates as permitted hereby, separately and apart from any transfer of Ordinary Shares, and the holders of such Rights Certificates as shown in the register of members of the Company or the transfer books of the transfer agent for the Rights (which may be the Rights Agent) will be the registered holders thereof.

(b)          The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the “Summary of Rights”) to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates for the Ordinary Shares and Book Entry Shares, as applicable, outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by such certificates or Book Entry Shares, and the registered holders of the Ordinary Shares shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any Ordinary Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Ordinary Shares. Notwithstanding anything to the contrary set forth in this Agreement, upon the effectiveness of a termination pursuant to Section 23 or an exchange pursuant to Section 24 hereof, the Company shall not thereafter issue any additional Rights and, for the avoidance of doubt, no Rights shall be attached to or shall be issued with any Ordinary Shares (including any Ordinary Shares issued pursuant to an exchange) at any time thereafter.

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(c)          Rights shall be issued in respect of all Ordinary Shares which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date (other than in respect of Ordinary Shares held by any Person who is an Acquiring Person as at the date of this Agreement). Certificates representing such Ordinary Shares shall also be deemed to be certificates for Rights, and shall bear the following legend if such certificates are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement (as originally executed and as it may be amended from time to time) between ChinaCache International Holdings Ltd. (the “Company”) and the Rights Agent thereunder (the “Rights Agent”) dated as of May 9, 2018 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

Receipts representing such Ordinary Shares shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

ChinaCache International Holdings Ltd. (the “Company”) has adopted a shareholder rights plan pursuant to a Rights Agreement between the Company and the American Stock Transfer & Trust Company, LLC (the “Rights Agent”) dated as of May 9, 2018, as the same may be amended, supplemented or otherwise modified from time to time (the “Rights Agreement”). Pursuant to the terms of the Rights Agreement, each holder of the Company’s Ordinary Shares shall be entitled to certain rights (the “Rights”). The Rights Agreement, the terms of which are hereby incorporated herein by reference, provides that the Rights, when exercisable, each of which will entitle the holder to purchase one one-hundredth of a fully paid, non-assessable share of Series A Junior Participating Preferred Shares of the Company, at a purchase price of $1.00 per one one-hundredth of a share, subject to adjustment, upon presentation and surrender to the Rights Agent of a Right Certificate (as defined in the Rights Agreement) and such other and further documentation as required by the Rights Agreement. The Company will mail to the holder of this Receipt a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is, was or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

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With respect to any Book Entry Shares, a legend in substantially similar form will be included in a notice to the registered holder of such shares in accordance with applicable law and/or by way of a summary note in the register of members of the Company. With respect to such certificates for Ordinary Shares, Receipts or Book Entry Shares, as applicable, containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, (i) the Rights associated with the Ordinary Shares represented by such certificates, Receipts or Book Entry Shares will be evidenced solely by such certificates, Receipts or Book Entry Shares, (ii) the registered holders of the Ordinary Shares and ADSs will also be the registered holders of the associated Rights and (iii) the surrender for transfer of any such certificates, Receipts or Book Entry Shares (with or without a copy of the Summary or Rights) will also constitute the transfer of the Rights associated with the Ordinary Shares represented thereby.

Notwithstanding this Section 3(c), the omission of the legend required hereby, the inclusion of a legend that makes reference to a rights agreement other than this Agreement or the failure to provide notice thereof or a note in the register of members of the Company will not affect the enforceability of any part of this Agreement or the rights of any holder of Rights.

(d)          Notwithstanding anything to the contrary in this Agreement, the Company will cause any transfer agent for the Ordinary Shares to cooperate with the Rights Agent and to supply the Rights Agent with such information as it reasonably requests in order for it to fulfill its responsibilities under this Agreement.

(e)          In the event that the Company purchases or acquires any Ordinary Shares after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, any Rights associated with such Ordinary Shares will be deemed cancelled and retired so that the Company will not be entitled to exercise any Rights associated with the Ordinary Shares that are no longer outstanding.

Section 4.          Form of Rights Certificates.

(a)          The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or in the case of Rights issued with respect to Ordinary Shares issued by the Company after the Record Date, as of the date of issuance of such Ordinary Shares) and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price set forth therein (such purchase price per one one-hundredth of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

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(b)          Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

(c)          Notwithstanding anything to the contrary in this Agreement, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

Section 5.          Countersignature and Registration.

(a)          The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, or its Senior Vice President, in each case either manually or by facsimile or .pdf signature, which execution shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile or .pdf signature, and shall have affixed thereto the Company’s seal (if any) or a facsimile thereof. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile or .pdf signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed or attested to any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

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(b)          Following the Distribution Date, the Rights Agent will keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates. The Rights Agent will not register, or permit to be registered, any transfer or exchange of any Rights Certificates (or the underlying Rights) that have become null and void pursuant to Section 7(e), have been terminated pursuant to Section 23 or have been exchanged pursuant to Section 24.

Section 6.          Transfer, Split-Up, Consolidation and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)          Subject to the provisions of Section 4(b), Section 7(e) and Section 14 and Section 24 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates (other than any Right Certificate or Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, consolidated or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or, following a Triggering Event, Ordinary Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, consolidate or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, consolidated or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and duly signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 and Section 24 hereof, countersign (by manual or facsimile signature) and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment from any holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, consolidation or exchange of Rights Certificates. If and to the extent that the Company does require payment of any such tax or charge, the Company will provide the Rights Agent prompt written notice thereof and the Rights Agent will not deliver any Right Certificate unless and until the Rights Agent is satisfied that all such payments have been made, and the Rights Agent will forward any such sum collected by it to the Company or to such Person as the Company specifies by written notice. The Rights Agent will not have any duty or obligation to take any action pursuant to any Section of this Agreement related to the issuance or delivery of Rights Certificates unless and until it is satisfied that all such taxes or charges have been paid.

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(b)          Subject to the provisions of Section 7(e), Section 11(a)(ii) and Section 24 hereof, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate and such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent may request, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated. Every new Rights Certificate issued pursuant to this Section 6(b) in lieu of any lost, stolen, destroyed or mutilated Rights Certificate will evidence an original additional contractual obligation of the Company, whether or not the lost, stolen, destroyed or mutilated Rights Certificate will be at any time enforceable by anyone, and, subject to Section 7(e) will be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

Section 7.          Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)          Subject to Sections 7(e), 23(b) and 24(b) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the close of business on the Expiration Date by surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed (with such signature duly guaranteed, if required), to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, of the aggregate Purchase Price with respect to the total number of one one-hundredths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as to which the Rights are exercised, and an amount equal to any tax or charge required to be paid under Section 9(e) hereof.

(b)          The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $1.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in accordance with paragraph (c) below.

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(c)          Except as otherwise provided in this Agreement, upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed duly executed, accompanied by payment of the aggregate Purchase Price for the total number of one one-hundredth of a Preferred Share (or, following a Triggering Event, other shares, securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9(e) hereof, the Company shall, subject to Section 7(f) and Section 20(k) hereof, thereupon promptly (i) (A) make available certificates for the total number of one one-hundredths of a Preferred Share (or, following a Triggering Event, other shares, securities, cash or other assets, as the case may be) to be purchased (or, in the case of uncertificated shares or other securities, entry in the register of members of the Company or by notation in book entry accounts reflecting the ownership of such shares), or (B) if the Company shall have elected to deposit the total number of one one-hundredths of a Preferred Share (or, following a Triggering Event, other shares, securities, cash or other assets, as the case may be) issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share (or, following a Triggering Event, other shares, securities, cash or other assets, as the case may be) as are to be purchased (in which case certificates for the Preferred Shares (or, following a Triggering Event, other shares, securities, cash or other assets, as the case may be) represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iii) When appropriate and to the extent permissable under applicable law, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof), and an amount equal to any applicable transfer tax or governmental charge required to be paid by the holder of such Rights Certificate in accordance with Section 9(e), shall be made in cash or by certified bank check, money order, cashier’s check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Ordinary Shares) of the Company other than Preferred Shares, pay cash or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other properties are available for distribution by the Rights Agent, if and when appropriate. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to require that prior to the occurrence of a Triggering Event, upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares would be issued.

(d)          In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e)          Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such(a “Post-Event Transferee”), (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) (a “Pre-Event Transferee”), (iv) any subsequent transferee receiving transferred Rights from a Post-Event Transferee or a Pre-Event Transferee, either directly or through one or more intermediate transferees, or (v) any nominee of any of the foregoing, shall become null and void without any further action and no holder (whether or not such holder is an Acquiring Person or an Affiliate or Associate of an Acquiring Person) of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or to any other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or any of such Acquiring Person's Affiliates, Associates or their respective transferees hereunder.

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(f)          Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby or Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request.

(g)          A committee of the Board, comprising only directors of the Company who shall have been determined by the Board to be independent under NASDAQ listing rules, shall review this Agreement at least annually in order to consider whether the maintenance of this Agreement continues to be in the best interests of the Company and its shareholders. Following each such review, such committee will report its conclusions to the Board, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be terminated.

Section 8.          Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination, consolidation or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.          Reservation and Availability of Ordinary Shares and Preferred Shares.

(a)          Subject to obtaining any requisite approval from shareholders of the Company, the Company covenants and agrees that it will use all reasonable efforts to cause to be reserved and kept available out of its authorized and unissued share capital sufficient Ordinary Shares and Preferred Shares to permit the exercise in full of all outstanding Rights.

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(b)          So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Ordinary Shares and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its commercially reasonable efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)          The Company shall use its all reasonable efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event in which the consideration to be delivered by the Company upon exercise of the Rights is described in Section 11(a)(ii) or Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 120 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective or in order to prepare and file any supplement or amendment to such registration statement that the Board determines to be necessary pursuant to applicable law. Upon any such suspension, the Company will issue a public announcement stating, and notify the Rights Agent in writing, that the exercisability of the Rights has been temporarily suspended, as well as issue a public announcement, and notify the Rights Agent in writing, at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding anything to the contrary in this Agreement, the Rights will not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction has been obtained (and the exercise thereof is permitted pursuant to applicable law), or an exemption therefrom is available, and until a registration statement in respect thereof has been declared and remains effective.

(d)          The Company covenants and agrees, to the extent permitted by applicable law, that it will take all such action as may be necessary to ensure that all one one-hundredths of a Preferred Share (and, following the occurrence of a Triggering Event, Ordinary Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (or registration on the transfer books of the Company or the transfer agent for such securities) (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable.

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(e)          The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates and of any certificates for a number of one one-hundredths of a Preferred Share (or Ordinary Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a Preferred Share (or Ordinary Shares and/or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates or depositary receipts for a number of one one-hundredths of a Preferred Share (or Ordinary Shares and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

(f)          The Company reserves the right, in lieu of issuing Ordinary Shares to holders of Rights, to deposit Ordinary Shares with a depositary agent and to arrange for the issuance of the appropriate number of ADSs.

Section 10.         Preferred Shares Record Date. Each Person in whose name any certificate for a number of one one-hundredths of a Preferred Share (or any other security of the Company, including Ordinary Shares) is issued (and registration in the register of members of the Company or transfer books of the applicable transfer agent is effected) upon the exercise or exchange of Rights will for all purposes be deemed to have become the holder of record of such fractional Preferred Share (or other security of the Company) represented thereby on, and such certificate will be dated (or registration on the transfer books of the Company or the applicable transfer agent effected), the date on which the Rights Certificate evidencing such Rights was duly surrendered and payment of the applicable Purchase Price, if any, together with any applicable transfer tax or governmental charge required to be paid by the holder of such Rights Certificate in accordance with Section 9(e), was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company (or the applicable transfer agent) are closed, then such Person will be deemed to have become the registered holder of such fractional Preferred Shares (or other securities of the Company) on, and such certificate will be dated (or registration in the register of members of the Company or transfer books of the applicable transfer agent effected), the next succeeding Business Day on which the register of members of the Company (or transfer books of the applicable transfer agent) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate is not entitled to any rights of a holder of Preferred Shares (or any other security of the Company) for which the Rights are exercisable, including the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and is not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.         Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

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(a)

(i)          In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide or split the outstanding Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares (by reverse share split or otherwise) into a smaller number of Preferred Shares or (D) issue any shares of its share capital in a reclassification of the Preferred Shares (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such event, except as otherwise provided in this Section 11(a)(i) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of Preferred Shares or Ordinary Shares, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Preferred Shares or Ordinary Shares, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the register of members or transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)         Subject to Section 23 and Section 24 hereof, in the event that any Person shall, at any time after the Rights Issuance Authorization Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a Preferred Share, such number of Ordinary Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50 percent of the Current Market Price (determined pursuant to Section 11(d) hereof) per Ordinary Share on the date of such first occurrence (such number of shares, the “Adjustment Shares”); provided, however, that the Purchase Price and the number of Ordinary Shares so receivable upon the exercise of a Right will be subject to further adjustment as appropriate in accordance with Section 11(e).

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(iii)        In the event that (x) the number of Ordinary Shares which is authorized by the Company’s Fifth Amended and Restated Memorandum and Articles of Association, as it may be amended from time to time, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), or if any necessary regulatory or shareholder approval for such issuance has not been obtained by the Company, or (y) upon the expiration of the 120 day period of suspicion set forth in Section 9(c), the number of Depository Shares registered under the Act is not sufficient to permit the Depository to issue in full the Receipts to Depository Shares Holders in accordance with Section 9(c), then, in the event that the Rights become exercisable, the Company will, to the extent permitted by applicable law, (A) determine the Spread (as hereinafter defined) and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares issuable pursuant thereto, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, provided such reduction is not below the aggregate par value of the Adjustment Shares, (3) Preferred Shares or other equity securities of the Company (including, without limitation, preferred shares, or units of preferred shares, which the Board has deemed to have essentially the same value or economic rights as Ordinary Shares (such shares being referred to as “Ordinary Share Equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, in each case having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of termination pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price (except for the aggregate par value of the Ordinary Shares), Ordinary Shares (to the extent available) and then, if necessary and to the extent permitted by applicable law, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional Ordinary Shares could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended and re-extended, to the extent necessary from time to time, but not more than 120 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for an increase in the authorized capital of the Company (such 30 day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such shareholder approval for such increase in the authorized capital of the Company, the issuance of Receipts to Depository Shares Holders and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and shall give concurrent written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as issue a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect.. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Ordinary Shares on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Ordinary Share Equivalent shall be deemed to equal the Current Market Price per share of the Ordinary Shares on such date.

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(b)          In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or per share of Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)          In case the Company shall fix a record date for a distribution to all holders of Preferred Shares (including any such distribution made in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in shares other than Preferred Shares) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), then, in each such case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per Preferred Share on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Preferred Share, and the denominator of which shall be such then Current Market Price (as determined pursuant to Section 11(d) hereof) per Preferred Share on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

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(d)

(i)          Current Market Price per Ordinary Share on any date shall be deemed to be (1) for the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the average of the daily closing prices per such Ordinary Share for the 30 consecutive Trading Days immediately prior to such date, and (2) for purposes of computations made pursuant to Section 11(a)(iii) hereof, the average of the daily closing prices per such Ordinary Share for the ten consecutive Trading Days immediately following such date; provided, that in the event that the Current Market Price per Ordinary Share is determined during a period following the announcement by the issuer of such Ordinary Shares of (A) a dividend or distribution on such Ordinary Shares payable in such Ordinary Shares or securities convertible into such Ordinary Shares (other than the Rights), or (B) any subdivision, combination, consolidation or reclassification of such Ordinary Shares, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation or reclassification shall not have occurred prior to the commencement of the requisite 30 Trading Day or ten Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by (w) the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, (x) if the Ordinary Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Ordinary Shares are listed or admitted to trading or, (y) if the Ordinary Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, (z) if on any such date the Ordinary Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Ordinary Shares selected by the Board. If on any such date no market maker is making a market in the Ordinary Shares, the fair value of such shares on such date as determined in good faith by the Board will be used, which determination will be described in a statement filed with the Rights Agent and will be conclusive and binding on the Rights Agent and the holders of the Rights.

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(ii)         For the purpose of any computation hereunder, if the Ordinary Shares are publicly traded, the “current per share market price” of the Ordinary Shares shall be determined in accordance with the method set forth in Section 11(d)(i), and if the Ordinary Shares are not publicly traded and ADSs are publicly traded, the “current per share market price of the Ordinary Shares shall be determined in accordance with the method set forth in Section 11(d)(i) by ascribing a value to the Ordinary Shares by reference to the trading prices of the ADSs (taking into account the number of Ordinary Shares represented by each ADS). If neither the Ordinary Shares nor the ADSs are publicly traded, the Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(iii)        For the purpose of any computation hereunder, the Current Market Price per Preferred Share shall be determined in the same manner as set forth above for the Ordinary Shares in clause (i) of this Section 11(d). If the Current Market Price per Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per Preferred Share shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as share subdivisions, share dividends and recapitalizations with respect to the Ordinary Shares occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Ordinary Shares. If neither the Ordinary Shares, nor the Preferred Shares are publicly held or so listed or traded, Current Market Price per share of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e)          Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of an Ordinary Share or other share or one ten-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

(f)          If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, then thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

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(g)          All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)          Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one ten-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)          The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to registered holders of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such registered holders in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the registered holders of Rights Certificates on the record date specified in the public announcement.

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(j)          Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a Preferred Share and the number of one one-hundredth of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.

(k)          Before taking any action that would cause an adjustment reducing the Purchase Price below the then par or stated value, if any, of the number of one one-hundredths of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may duly and legally issue fully paid and non-assessable such number of one one-hundredths of a Preferred Share at such adjusted Purchase Price.

(l)          In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m)          Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares or Ordinary Shares, (ii) issuance wholly for cash of any Preferred Shares or Ordinary Shares at less than the Current Market Price, (iii) issuance wholly for cash of Preferred Shares or Ordinary Shares or securities which by their terms are convertible into or exchangeable for Preferred or Ordinary Shares, (iv) share dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares or Ordinary Shares shall not be taxable to such shareholders.

(n)          The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) combine or consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (iii) enter into a scheme of arrangement, or agreement in relation thereto, or (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such combination, consolidation, merger, scheme of arrangement or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, scheme of arrangement or sale, the shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

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(o)          The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)          Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Issuance Authorization Date and prior to the Distribution Date (i) declare or pay a dividend on the outstanding Ordinary Shares payable in Ordinary Shares, (ii) subdivide or split the outstanding Ordinary Shares (other than by the payment of dividends payable in Ordinary Shares), or (iii) combine or consolidate the outstanding Ordinary Shares into a smaller number of shares, the number of Rights associated with each Ordinary Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Ordinary Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Ordinary Share immediately prior to such event by a fraction the numerator which shall be the total number of Ordinary Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Ordinary Shares outstanding immediately following the occurrence of such event.

Section 12.         Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made, or any event affecting the Rights or their exercisability (including an event that causes the Rights to become null and void) occurs as provided in Section 11 or Section 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment or describing such event and providing a brief statement of the facts and computations accounting for such adjustment or event; (b) provide the Rights Agent and each transfer agent for the Ordinary Shares or Preferred Shares a copy of such certificate; and (c) if a Distribution Date has occurred, mail a brief summary of such adjustment or event to each holder of a Rights Certificate in accordance with Section 25. Notwithstanding the foregoing, the failure of the Company to make or provide such certification or notice will not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent will (i) be fully protected in relying on any such certificate and on any adjustment or statement contained therein; (ii) have no duty or liability with respect thereto; and (iii) not be deemed to have knowledge of any such adjustment or event unless and until it has received such certificate.

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Section 13.         Consolidation, Merger, or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a)          In the event that, following the Share Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Ordinary Shares shall be changed into or exchanged or cancelled for shares or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50 percent of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Ordinary Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50 percent of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Ordinary Shares of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of Ordinary Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Ordinary Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b)          “Principal Party” shall mean:

(i)          in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which Ordinary Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

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(ii)         in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in the case of either (b)(i) or (b)(ii), (1) if the Ordinary Shares of such Person are not at such time and have not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Ordinary Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Ordinary Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Ordinary Shares having the greatest aggregate market value.

(c)          The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized Ordinary Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will

(i)          prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii)         take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii)        deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 will similarly apply to successive mergers, consolidations, sales, exchanges, mortgages, transfers or other extraordinary transactions. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

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Section 14.         Fractional Rights and Fractional Shares.

(a)          The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. Upon the Distribution Date, after aggregating the fractional Rights of each individual shareholder into whole Rights, any remaining fractions that do not equal a whole Right when aggregated, and which would otherwise be issuable, shall be cancelled without consideration.

(b)          The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one- hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share). Interests in fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. Any such fractions of Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share shall be cancelled without consideration.

(c)          Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Ordinary Shares upon exercise of the Rights or to distribute certificates which evidence fractions of Ordinary Shares. Any such fractions of Ordinary Shares shall be cancelled without consideration.

(d)          The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right.

Section 15.         Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Ordinary Shares and ADS Holders); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Ordinary Shares and ADS Holders), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Ordinary Shares and ADS Holders), may, in the holder’s own behalf and for the holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to, this Agreement.

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Section 16.         Agreement of Rights Holders. Every holder of a Right by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)          prior to the Distribution Date, the Rights will not be evidenced by a Rights Certificate and will be transferable only in connection with the transfer of Ordinary Shares or ADSs representing such Ordinary Shares;

(b)          after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c)          subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Ordinary Shares certificate or Book Entry Shares, as applicable) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Ordinary Shares certificate or Book Entry Shares, as applicable, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d)          notwithstanding anything to the contrary in this Agreement, neither the Company nor the Rights Agent will have any liability to any holder of a Right (or a beneficial interest in a Right) or other Person as a result of the inability of the Company or the Rights Agent to perform any of their respective obligations pursuant to this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use all reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as promptly as practicable;

Section 17.         Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

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Section 18.         Concerning the Rights Agent.

(a)          The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, the reasonable and documented out-of-pocket expenses and counsel fees and other disbursements incurred by the Rights Agent in connection with the preparation, negotiation, delivery, execution, amendment and administration of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable and documented fees of its outside counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties pursuant to this Agreement, including the costs and expenses of defending against any claim of liability and appealing any claim of liability arising therefrom, directly or indirectly. The provisions of this Section 18 and Section 20 will survive the termination of this Agreement, the exercise, exchange or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b)          The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted to be taken by it in connection with, its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate (including in the case of uncertificated shares, by notation in book entry accounts reflecting ownership) for the Preferred Shares or Ordinary Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it, in the absence of gross negligence, bad faith or willful misconduct, to be genuine and to be duly executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive written notice thereof hereunder, but for which it has not received such written notice, and the Rights Agent shall (subject to the limitations set forth herein) be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such written notice.

Section 19.         Merger or Consolidation or Change of Name of Rights Agent.

(a)          Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, share transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of this Agreement, or transfer or rights agent services generally, shall be deemed to be a merger, share exchange or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

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(b)          In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.         Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)          The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent will incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in the absence of gross negligence, bad faith or willful misconduct in accordance with such advice or opinion.

(b)          Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Senior Executive Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full and complete authorization and protection to the Rights Agent, and the Rights Agent will incur no liability for or in respect of any action taken, suffered or omitted to be taken in the absence of gross negligence, bad faith or willful misconduct by it pursuant to the provisions of this Agreement in reliance upon such certificate.

(c)          The Rights Agent shall be liable hereunder to the Company and any other Person only for its and its directors’, officers’, employees’, affiliates’, agents’, advisors’, and representatives’ own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

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(d)          The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (including in the case of uncertificated shares, by notation in book entry accounts reflecting ownership) except as to its countersignature thereof, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)          The Rights Agent shall not (i) have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof) or any certificate (or registration on the transfer books of the Company, including, in the case of uncertificated shares, by notation in book entry accounts reflecting ownership) for Preferred Shares, Ordinary Shares or other securities of the Company issuable upon exercise of Rights (except, in each case, its countersignature thereof, if applicable); (ii) be responsible for any change in the exercisability or exchangeability of Rights (including certain Rights becoming null and void pursuant to Section 7(e)), except with respect to the exercise of Rights evidenced by Rights Certificates after notice of such change has been provided by the Company; (iii) be responsible for any breach by the Company of any covenant or condition contained in this Agreement or any Rights Certificate; (iv) be responsible for (A) any adjustment or change required pursuant to Section 3, Section 11, Section 13, Section 23 or Section 24, (B) the manner, method or amount of any such adjustment or change or (C) ascertaining the existence of facts that would require any such adjustment or change (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of a certificate furnished pursuant to Section 12 describing such adjustment or change); (v) be responsible for any determination by the Board of the Current Market Price of any security pursuant to this Agreement; or (vi) by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any such securities will, when issued, be duly and validly authorized and issued and fully paid and nonassessable.

(f)          The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of its duties pursuant to this Agreement.

(g)          The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties. The Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer and such advice or instruction shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken or suffered or omitted to be taken by it in accordance with advice or instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent pursuant to this Agreement and the date on or after which such action will be taken, suffered or omitted to be taken. The Rights Agent will not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date must not be less than 5 Business Days after, but not including, the date on which any such director or officer of the Company actually receives such application, unless any such director or officer has consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent has received, in response to such application, written instructions with respect to the proposed action or omission specifying a different action to be taken, suffered or omitted to be taken.

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(h)          The Rights Agent and any member, shareholder, director, officer, employee or Affiliate of the Rights Agent (in each case, other than an Acquiring Person) may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent pursuant to this Agreement. Nothing herein will preclude the Rights Agent or any such member, shareholder, director, officer, employee or Affiliate from acting in any other capacity for the Company or for any other Person.

(i)          The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (including through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, to the holders of Rights or to any other Person resulting from any such act, omission, default, neglect or misconduct in the absence of gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(j)          No provision of this Agreement requires the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than costs and expenses incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as the Rights Agent) or in the exercise of its rights if it reasonably believes, after consultation with counsel, that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)          If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

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(l)          From time to time after the Distribution Date, upon the written request of the Company, the Rights Agent will promptly deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the registered holders of Rights and Rights Certificates.

Section 21.         Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice to the Company, and to each transfer agent of the Preferred Shares and the Ordinary Shares (in the event that the Rights Agent or one of its Affiliates is not also such transfer agent), in accordance with Section 26, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates in accordance with Section 26. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Ordinary Shares and Preferred Shares, delivered in accordance with Section 26, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates delivered to the Rights Agent in accordance with Section 26. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any other state thereof, in good standing, and which is authorized under such laws to exercise corporate trust, share transfer or shareholder services powers or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Ordinary Shares and the Preferred Shares, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.         Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Ordinary Shares following the Distribution Date and prior to the termination or expiration of the Rights, the Company (a) shall, with respect to Ordinary Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company (except as may otherwise be provided in the instrument(s) governing such securities), and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

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Section 23.         Termination.

(a)          The Board may, at its option, at any time prior to the earlier of (i) the close of business on the tenth Business Day following the Share Acquisition Date (or, if the Share Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record Date), or (ii) the Final Expiration Date, terminate all but not less than all of the then outstanding Rights for no consideration or amend this Agreement to change the Final Expiration Date to another date, including without limitation, an earlier date. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of termination hereunder has expired.

(b)          Immediately upon the action of the Board ordering the termination of the Rights (or at such later time as the Board may establish for the effectiveness of such termination), evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate. The Company will promptly give public notice of any such termination (with prompt written notice thereof also provided to the Rights Agent). Promptly after the action of the Board ordering the termination of the Rights, the Company will give, or cause to be given, notice of such termination to the holders of the then outstanding Rights in accordance with Section 26 at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Ordinary Shares; provided, however, that any notice that is so provided will be deemed given, whether or not the holder receives the notice. The failure to give, or any defect in, any notice required by this Section 23 will not affect the legality or validity of the action taken by the Board or of the termination.

Section 24.         Exchange.

(a)          The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Ordinary Shares at an exchange ratio of one Ordinary Share per Right, appropriately adjusted to reflect any adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Ordinary Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50 percent or more of the Ordinary Shares then outstanding.

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(b)          Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Ordinary Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall give (i) prompt written notice to the Rights Agent of such exchange; and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Ordinary Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)          In the event that there are not sufficient Ordinary Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with Section 24(a), then the Company will either take such action as may be necessary to authorize additional Ordinary Shares for issuance upon exchange of the Rights or alternatively, at the option of the Board and to the extent permitted by applicable law, with respect to each Right (i) pay cash in an amount equal to the Current Exchange Value (as hereinafter defined) in lieu of issuing Ordinary Shares in exchange therefor; (ii) issue debt or equity securities (or a combination thereof) having a value equal to the Current Exchange Value in lieu of issuing Ordinary Shares in exchange for each such Right, where the value of such securities will be determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board, which determination will be described in a written statement filed with the Rights Agent and will be binding on the Rights Agent and the holders of Rights; or (iii) deliver any combination of cash, property, Ordinary Shares, and/or other securities having a value equal to the Current Exchange Value in exchange for each Right. For purposes of this Section 24(c) only, the Current Exchange Value shall mean the product of the (i) Current Market Price per Ordinary Share on the date of the occurrence of the event described above in subparagraph (a), multiplied by the number of Ordinary Shares for which the Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to this Section 24(c), then the Board may temporarily suspend the exercisability of the Rights for a period of up to 120 days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional Ordinary Shares or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. Upon any such suspension, the Company will issue a public announcement stating, and notify the Rights Agent in writing, that the exercisability of the Rights has been temporarily suspended, as well as issue a public announcement, and notify the Rights Agent in writing, at such time as the suspension is no longer in effect.

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(d)          The Company shall not be required to issue fractions of Ordinary Shares or to distribute certificates which evidence fractional Ordinary Shares. Fractional shares resulting from the calculation shall be rounded down to the nearest whole share.

(e)          The exchange of the Rights pursuant to Section 24(a) may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish. Without limiting the foregoing, prior to effecting an exchange pursuant to Section 24(a), the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board approves (the “Trust Agreement”). If the Board so directs, then the Company must enter into the Trust Agreement and must issue to the trust created by such agreement (the “Trust”) all of the Ordinary Shares (or other consideration) issuable pursuant to the exchange (or any portion thereof that has not theretofore been issued in connection with the exchange). From and after the time at which such Ordinary Shares (or other consideration) are issued to the Trust, all shareholders then entitled to receive Ordinary Shares (or other consideration) pursuant to the exchange will be entitled to receive such shares or consideration (and any dividends or distributions made thereon after the date on which such shares or consideration are deposited into the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

Section 25.         Notice of Certain Events.

(a)          In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in shares of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly or periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any share exchange, consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50 percent of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Ordinary Shares payable in Ordinary Shares or to effect a subdivision, combination or consolidation of the Ordinary Shares (by reclassification or otherwise than by payment of dividends in Ordinary Shares), then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, distribution of rights or warrants, or the date on which such share exchange, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares or Ordinary Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 Business Days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares or Ordinary Shares, whichever shall be the earlier.

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(b)          In the event that any Triggering Event shall occur, (i) the Company shall as soon as practicable thereafter give, or cause to be given, to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13 hereof, and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Ordinary Shares and/or, if appropriate, other securities issuable upon exercise of the Rights.

Section 26.         Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if in writing and sent by a recognized national overnight delivery service, fax (when such fax is transmitted to the fax number set forth below and confirmation of transmission is received) or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent by the Company) as follows:

ChinaCache International Holdings Ltd.
Section A, Building 3, Dian Tong Creative Square

No. 7 Jiuxianqiao North Road, Chaoyang District

Beijing, 100015

People’s Republic of China

Attention: Investor Relations

Fax: +86 10-6408-5888

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent by a recognized national overnight delivery service, fax (when such fax is transmitted to the fax number set forth below and confirmation of transmission is received) or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Rights Agent) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Mike Legregin – Corporate Actions Manager

Fax: 718-765-8742

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of Ordinary Shares) shall be sufficiently given or made if in writing and sent by a recognized national overnight delivery service or first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or the Company or the transfer agent for the Ordinary Shares. Any notice that is sent or mailed in the manner herein provided will be deemed given whether or not the holder receives the notice. Notwithstanding anything to the contrary in this Agreement, prior to the Distribution Date, the issuance of a press release or the making of a publicly-available filing by the Company with the Securities and Exchange Commission will constitute sufficient notice by the Rights Agent or the Company to the holders of securities of the Company, including the Rights, for all purposes of this Agreement and no other notice need be given.

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Section 27.         Supplements and Amendments. Prior to the occurrence of a Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Rights. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that the right of the Board to extend the Distribution Date does not require any amendment or supplement hereunder. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, and the Rights Agent acknowledges and agrees that time is of the essence in executing such supplement or amendment. Notwithstanding anything herein to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that materially and adversely affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Section 28.         Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.         Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Ordinary Shares or any other class of shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Ordinary Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination as to whether to terminate the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board, or any of the directors on the Board to any liability to the holders of the Rights. In administering this Agreement and exercising the rights and powers specifically granted to the Board and to the Company hereunder, and in interpreting this Agreement and making any determination hereunder, the Board (or an authorized committee thereof) may consider any and all facts, circumstances or information that it deems to be necessary, useful or appropriate. The Rights Agent is always entitled to assume that the Board acted in good faith and will be fully protected and incur no liability in reliance thereon.

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Section 30.         Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Ordinary Shares and ADS Holders) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Ordinary Shares and ADS Holders).

Section 31.         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of termination set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a specific group of directors of the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company’s Fifth Amended and Restated Articles of Association, as it may be amended from time to time.

Section 32.         Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State without regard for its rules regarding conflict of laws.

Section 33.         Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.         Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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Section 35.         Confidentiality. The Rights Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services set forth in the attached schedule, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

Section 36.         Customer Identification Program. The Company acknowledges that the Rights Agent is subject to the customer identification program requirements pursuant to the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify the Company. Accordingly, prior to accepting an appointment hereunder, the Rights Agent has received information from the Company that will help the Rights Agent to identify the Company, including the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business or such other information that the Rights Agent deems necessary and, pending verification of such received information, the Rights Agent may request additional such information. The Company agrees to provide all reasonably requested information necessary for the Rights Agent to verify the Company’s identity in accordance with such customer identification program requirements.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

ChinaCache International Holdings Ltd.

By	/s/ Song Wang
Name: Song Wang
Title: Chairman and Chief Executive Officer

American Stock Transfer & Trust Company, LLC

By	/s/ Mike Nespoli
Name: Mike Nespoli
Title: Executive Director
Relationship Management

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Exhibit A

[Form of Rights Certificate]

Certificate No. R-	________ Rights

NOT EXERCISABLE AFTER May 9, 2021 OR SUCH EARLIER DATE AS THE RIGHTS ARE EXCHANGED OR TERMINATED. THE RIGHTS ARE SUBJECT TO TERMINATION, AT THE OPTION OF THE COMPANY (AS DEFINED BELOW), AT $0.0001 PER RIGHT, AND EXCHANGE, IN EACH CASE PURSUANT TO THE TERMS SET FORTH IN THE RIGHTS AGREEMENT (AS DEFINED BELOW). UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

Rights Certificate

ChinaCache International Holdings Ltd.

This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 9, 2018 (the “Rights Agreement”), between ChinaCache International Holdings Ltd., a Cayman Islands company (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on May 9, 2021, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Junior Participating Preferred Shares (the “Preferred Shares”) of the Company, at a purchase price of $1.00 per one one-hundredth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 9, 2018, based on the Preferred Shares as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole Preferred Shares will be issued. Capitalized terms used in this Rights Certificate without definition shall have the meanings ascribed to them in the Rights Agreement.

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

A-1

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

Holders of Rights may be liable to meet a call for payment of the par value of Ordinary Shares or Preferred Shares if so determined by the Board.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be terminated by the Company, at its option, for no consideration at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Share Acquisition Date, and (ii) the Final Expiration Date. In addition, under certain circumstances after any Person becomes an Acquiring Person, the Rights may be exchanged, in whole or in part, for Ordinary Shares, or cash or other securities of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the Ordinary Shares (or cash or other securities or assets of the Company) issuable upon such exchange.

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No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts). Fractional shares resulting from the calculation will be rounded down to the nearest whole share. The Company, at its election, may require that a number of Rights be exercised so that only whole Preferred Shares would be issued.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ________________, 20__

ATTEST:	ChinaCache International Holdings Ltd.

By
Secretary		Title:

Countersigned:

American Stock Transfer & Trust Company, LLC

By
Authorized Signature

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[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ______________________________________________________________________________________________________

(Please print name and address of transferee)

_____________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.

Dated: __________________,__

Signature

Signature Guaranteed:

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Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate ☐ is ☐ is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________,_____
Signature

Signature Guaranteed:

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NOTICE

The signature to the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment and Certificate is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment will not be honored.

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FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

To: ChinaCache International Holdings Ltd.

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

________________________________________________

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

________________________________________________

Please insert social security or other identifying number

(Please print name and address)

Dated: __________________,__

Signature

Signature Guaranteed:

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Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate ☐ are ☐ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________,_____
Signature

Signature Guaranteed:

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NOTICE

The signature to the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Election to Purchase and Certificate is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Election to Purchase will not be honored.

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Exhibit B

FORM OF

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES

On May 9, 2018, the Board of Directors (the “Board”) of ChinaCache International Holdings Ltd. (the “Company”) authorized the grant of one right (a “Right”) for each outstanding ordinary share, par value $0.0001 per share, of the Company (the “Ordinary Shares”), to shareholders as recorded in the register of members at the close of business on May 21, 2018 (the “Record Date”). Each Right entitles the registered holder to acquire from the Company one one-hundredth of a share of Series A Junior Participating Preferred Shares, par value $0.0001 per share (the “Preferred Shares”) at a purchase price of $1 per one one-hundredth of a Preferred Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

The Company has listed, on NASDAQ, American Depositary Shares representing ordinary shares of the Company as deposited with the depositary Citibank, N.A. (“Depositary Shares”). One Depositary Share represents 16 Ordinary Shares. Until the Distribution Date (as defined below), reference to Ordinary Shares underlying the Depositary Shares shall be deemed to include any associated rights issued under the Rights Agreement.

The Board adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 15% or more of the Ordinary Shares of the Company without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, neither the Rights Agreement nor the Rights should interfere with any merger, tender or exchange offer or other business combination approved by the Board.

In accordance with the Rights Agreement, a committee of independent directors will review no less frequently than annually that maintenance of the Rights Agreement continues to be in the best interest of our Company and its shareholder.

For those interested in the specific terms of the Rights Agreement, the following is a summary description. Please note, however, that this description is only a summary and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company.

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Rights Certificates; Exercise Period.

Initially, the Rights will be attached to all Ordinary Share certificates representing shares then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Ordinary Shares and a distribution date (“Distribution Date”) will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Ordinary Shares (the “Share Acquisition Date”), other than as a result of (x) repurchases of shares by the Company and (y) certain inadvertent actions by institutional or certain other shareholders as described in the Rights Agreement, (or, if the 10 Business Day following the Share Acquisition Date occurs before the Record Date, the close of business on the Record Date), and (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

Until the Distribution Date, (i) the Rights will be evidenced by the Ordinary Shares certificates (or, in the absence of share certificates by the notations in the register of members) and will be transferred with and only with such Ordinary Shares, (ii) new Ordinary Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Ordinary Shares outstanding will also constitute the transfer of the Rights associated with the Ordinary Shares represented by such certificates.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to registered holders of the Ordinary Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only Ordinary Shares issued prior to the Distribution Date will be issued Rights.

Preferred Share Provisions.

After the Distribution Date, each Right will entitle the holder to purchase, for the Purchase Price, one one-hundredth of a Preferred Share having economic and other terms similar to that of one Ordinary Share. This portion of a Preferred Share is intended to give the shareholder approximately the same dividend, voting and liquidation rights as would one Ordinary Share, and should approximate the value of one Ordinary Share.

Each one one-hundredth of a Preferred Share, if issued, will, among other things:

•	not be redeemable;

•	entitle holders to quarterly dividend payments in an amount equal to the dividend paid on one Ordinary Share;

•	have the same voting power as one Ordinary Share;

•	entitle holders upon liquidation to receive an amount equal to the payment made on one Ordinary Share; and

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•	if the Ordinary Shares are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one Ordinary Share.

Flip-in Trigger.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right will thereafter have the right to purchase, for the Purchase Price, a number of Ordinary Shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer terminable by the Company, as further described below.

For example, at a purchase price of $1.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $2.00 worth of Ordinary Shares (or other consideration, as noted above) for $1.00. Assuming that the Ordinary Shares had a per share value of $10.00 at such time, the holder of each valid Right would be entitled to purchase 2 Ordinary Shares for $10.00.

Flip-over Trigger.

In the event that, at any time following the Share Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Ordinary Shares of the Company are changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, ordinary shares (or capital stock, as applicable) of the acquiring company having a value equal to two times the Purchase Price of the Right.

Termination of Rights.

At any time until ten Business Days following the Share Acquisition Date, the Company may terminate the Rights in whole, but not in part, for no consideration. Immediately upon the action of the Board ordering termination of the Rights, the Rights will terminate.

Exchange.

At any time after the date on which a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding, but before such Acquiring Person owns 50% or more of the outstanding Ordinary Shares, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Ordinary Shares at an exchange ratio of one Ordinary Share per Right (subject to adjustment). In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one Ordinary Share.

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Shareholder Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Expiration.

The Rights are not exercisable until the Distribution Date and will expire on the earlier of 5:00 P.M. (New York Time) on May 9, 2021 (the “Final Expiration Date”), unless such date is extended or the Rights are earlier terminated as described above.

Amendment of Terms of Rights Agreement and Rights.

The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights, with certain exceptions, in order to (i) cure any ambiguities; (ii) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provision therein; (iii) shorten or lengthen any time period pursuant to the Rights Agreement; or (iv) make changes that do not adversely affect the interests of holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Anti-Dilution Provisions.

The Board may adjust the Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a share dividend, a share split, or a reclassification of the Preferred Shares or Ordinary Shares.

With certain exceptions, no adjustments to the Purchase Price will be made until the cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Preferred Shares or Ordinary Shares will be issued (other than fractions of Preferred Shares which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), and fractional shares resulting from the calculation will be rounded down to the nearest whole share.

Taxes.

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable, shareholders may recognize taxable income.

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Exhibit C

FORM OF
CERTIFICATE OF DESIGNATION, PREFERENCES AND
RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED SHARES

Of

ChinaCache International Holdings Ltd.

(the “Company”)

Pursuant to Article 12 of the Fifth Amended and Restated Articles of Association of the Company (the “Articles”), the following resolutions were duly adopted at a meeting of the Board of Directors of the Company held on May 9, 2018:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (the “Board”) in accordance with the provisions of the Articles, a series of preferred shares of the Company be and it hereby is created, and that the designation and amount thereof and the voting rights, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.          Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Shares” (the “Series A Preferred Shares”). The Series A Preferred Shares shall have a par value of $0.0001 per share, and the number of shares constituting such series shall be 10,000,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Company convertible into Series A Preferred Shares.

Section 2.          Dividends and Distributions.

(A)         Subject to the prior and superior right of the holders of any shares of any series of preferred shares ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares shall be entitled to receive when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in ordinary shares, par value $0.0001 per share, of the Company (“Ordinary Shares”) or a subdivision of the outstanding Ordinary Shares (by reclassification or otherwise), declared on Ordinary Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares.

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(B)         The Company shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Ordinary Shares (other than a dividend payable in Ordinary Shares).

(C)         Dividends shall begin to accrue on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date immediately preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3.          Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

(A)         Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Shares shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after May 9, 2018 (the “Rights Issuance Authorization Date”) (i) declare or pay any dividend on Ordinary Shares payable in Ordinary Shares, (ii) subdivide the outstanding Ordinary Shares, or (iii) combine the outstanding Ordinary Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.

(B)         Except as otherwise provided herein, in any other Certificate of Designations creating a series of preferred shares or any similar shares, or by law, the holders of Series A Preferred Shares and the holders of Ordinary Shares entitled to vote shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

(C)         Except as set forth herein or as otherwise provided by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Ordinary Shares entitled to vote as set forth herein) for taking any corporate action.

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Section 4.          Certain Restrictions.

(A)         Whenever dividends or distributions payable on the Series A Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Company shall not:

(i)          declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

(ii)         declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)        redeem or purchase or otherwise acquire for consideration any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any shares ranking in parity in exchange for any shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

(iv)        redeem or purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)         The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.          Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Association of the Company, as amended, or in any other Certificate of Designations creating a series of preferred shares or any similar shares or as otherwise required by law.

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Section 6.          Liquidation, Dissolution or Winding Up.

(A)         Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received an amount equal to $100 per share of Series A Preferred Shares, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Preferred Shares unless, prior thereto, the holders of Ordinary Shares shall have received an amount per share (the “Ordinary Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as shares splits, shares dividends and recapitalizations with respect to the Ordinary Shares) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Ordinary Adjustment in respect of all outstanding Series A Preferred Shares and Ordinary Shares, respectively, holders of Series A Preferred Shares and holders of Ordinary Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such preferred shares and Ordinary Shares, on a per share basis, respectively.

(B)         In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred shares, if any, which rank on a parity with the Series A Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Ordinary Adjustment, then such remaining assets shall be distributed ratably to the holders of Ordinary Shares.

(C)         In the event the Company shall at any time after the Rights Issuance Authorization Date (i) declare any dividend on Ordinary Shares payable in Ordinary Shares, (ii) subdivide the outstanding Ordinary Shares, or (iii) combine the outstanding Ordinary Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.

Section 7.          Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination, scheme of arrangement or other transaction in which the Ordinary Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Ordinary Shares is changed or exchanged. In the event the Company shall at any time (i) declare any dividend on Ordinary Shares payable in Ordinary Shares, (ii) subdivide the outstanding Ordinary Shares, or (iii) combine the outstanding Ordinary Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.

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Section 8.          No Redemption. The Series A Preferred Shares shall not be redeemable.

Section 9.          Ranking. The Series A Preferred Shares shall rank junior to all other series of the Company’s preferred shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. No special vote of the holders of Series A Preferred Shares shall be required to authorize any other series of preferred shares, irrespective of the ranking of these shares.

Section 10.         Amendment. At any time when any Series A Preferred Shares are outstanding, this Certificate of Designation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Preferred Shares, voting separately as a class.

Section 11.         Fractional Shares. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

IN WITNESS WHEREOF, this Certificate of Designation has been executed this 9th day of May, 2018.

Name: Song Wang
Title: Chairman and Chief Executive Officer

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